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STANDARD WAREHOUSE LEASE AGREEMENT,
North Carolina Industrial/1998

APPROXIMATELY 76,800 SQUARE FEET
7907-A PIEDMONT TRIAD PARKWAY
GREENSBORO, NORTH CAROLINA 27419


                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT, made and entered into by and between CK DEEP RIVER, LLC, hereinafter referred to as "Landlord," and RF MICRO DEVICES, INC., hereinafter referred to as "Tenant."

                              W I T N E S S E T H:

         1. PREMISES AND TERM. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby accepts and leases from Landlord certain Premises situated within the County of Guilford, State of North Carolina, more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, together with all rights, privileges, easements, appurtenances and amenities belonging to or in any way pertaining to the Premises and together with the buildings and other improvements situated or to be situated upon said Premises (said real property, building and improvements being hereinafter referred to as the "Premises").

         TO HAVE AND TO HOLD the same for a term commencing on the "commencement date," as hereinafter defined, and ending one hundred eighty (180) months thereafter; provided, however, that in the event the commencement date is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the commencement date.

         A. The commencement date shall be May 15, 1999. Tenant acknowledges that it has inspected and accepts the Premises, and specifically the buildings and improvements comprising the same, in their present condition, as suitable for the purpose for which the Premises are leased. Taking of possession by Tenant shall be deemed conclusively to establish that said buildings and other improvements are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, unless such are expressly set forth in this lease. If this lease is executed before the Premises become vacant or otherwise available and ready for occupancy, or if any present tenant or occupant of the Premises holds over, and the Landlord cannot acquire possession of the Premises prior to said commencement date, Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed the commencement date, except that if Landlord is unable to deliver possession as Tenant by June 15, 1999, then Tenant may, at its election, terminate this Lease Agreement in which case it shall be null and void and no longer in force or effect; and Landlord hereby waives payment of rent covering any period prior to the tendering of possession to Tenant hereunder. After the commencement date, the Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

         2. BASE RENT AND SECURITY DEPOSIT.

         A. Tenant agrees to pay to Landlord rent for the Premises, in advance, without demand, deduction or set off, for the entire term hereof at the rate of Twenty Thousand Three Hundred Fifty and No/100 Dollars ($20,350.00) per month for months one through twelve (1-12), Twenty Thousand Nine Hundred Thirty and No/100 Dollars ($20,930.00) per month for months thirteen through twenty-four (13-24), Twenty One Thousand Five Hundred Seventy and No/100 Dollars ($21,570.00) per month for months twenty-five through thirty-six (25-36), Twenty Two Thousand Two Hundred


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Ten and No/100 Dollars ($22,210.00) per month for months thirty-seven through forty-eight (37-48), Twenty Two Thousand Nine Hundred Ten and No/100 Dollars ($22,910.00) per month for months forty-nine through sixty (49-60), Twenty Three Thousand Six Hundred Fifteen and No/100 Dollars ($23,615.00) per month for months sixty one through one hundred twenty (61-120) and Twenty Six Thousand Three Hundred Seventy and No/100 Dollars ($26,370.00) per month for months one hundred twenty one through one hundred eighty (121-180). One such monthly installment shall be due and payable on the date hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the commencement date recited above during the hereby demised term, except that the rental payment for any fractional calendar month at the commencement or end of the lease period shall be prorated.

         B. In addition, Tenant agrees to deposit with Landlord on the date hereof the sum of Twenty Thousand Three Hundred Fifty and No/100 Dollars (20,350.00), which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damage in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or proved by law, use such fund to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant within thirty (30) days after termination of this lease and after all of Tenant's obligations under this lease have been fulfilled.

         3. USE.

         A. The demised Premises shall be used only for the purpose of general office, receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto, and subject to any building or building complex rules and regulations. Outside storage, including, without limitation, truck and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall, at its own cost and expense, obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the building in which their Premises are situated or unreasonably interfere with their use of their respective Premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits.

         B. Tenant agrees that the point pressure resulting from tenant's racking system, inventory, forklifts and equipment pertaining to tenant's use of the Premises shall not exceed allowable design floor loading for floor slabs on grade. Tenant shall hold harmless Landlord from any loss, liability and expenses, both real and alleged, arising out of such damage or repair caused by Tenant's negligence or failure to comply with this paragraph.

         4. TAXES.

         A. Landlord agrees to pay before they become delinquent all taxes, assessments and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as "taxes") lawfully levied or assessed against the building and the grounds, parking areas, driveways and alleys around the building; provided however, that the taxes paid by Landlord hereunder shall be paid by Tenant to Landlord, upon demand, as additional rental. In the event any such amount is not paid within thirty (30) days after the date of Landlord's invoice to Tenant, the unpaid amount shall bear interest at the rate of twelve percent (12%) per annum from the date of such invoice until payment by Tenant. In the



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event the Premises constitute a portion of a multiple occupancy building, Tenant agrees to pay to Landlord, as additional rental, upon demand, the amount of Tenant's "proportionate share" (as defined in subparagraph 27B below) of the taxes referred to in this subparagraph. In the event that Landlord determines in its sole and reasonable discretion that (a) the improvements to the Premises vary materially from the improvements to any other portion of the building(s) of which the Premises are a part and (b) this variance reasonably justifies an increased allocation to the Premises of the taxes payable with respect to such building(s), Landlord may (but is under no obligation to) from time to time adjust Tenant's proportionate share for the purposes of reimbursement of taxes using such method(s) of allocation as Landlord may in its sole discretion deem appropriate. Landlord reserves the right to require Tenant during each month of the lease term to pay an escrow deposit to Landlord equal to one-twelfth of its proportionate share of the estimated taxes. If the Tenant's total tax escrow payments are less than Tenant's actual proportionate share of such taxes, Tenant shall pay to Landlord upon demand the tax payment shortage; if the total tax escrow payments of Tenant are more than Tenant's actual proportionate share of such taxes, Landlord shall retain such excess and credit it to Tenant's next accruing tax escrow payment.

         B. If at any time during the term of this lease the present method of taxation shall be changed so that, in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the Premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

         C. The Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the building and grounds within the applicable taxing jurisdiction. Landlord shall use reasonable efforts to obtain such serve on a contingency fee basis where the cost of such service is less than or equal to the amount of tax savings realized. Tenant shall pay to Landlord within thirty (30) days of demand from time to time, as additional rent, the amount of Tenant's proportionate share of the cost of such service.

         D. Any payment to be made pursuant to this paragraph 4 with respect to the real estate tax year in which this lease commences or terminate shall be prorated.

         5. LANDLORD'S REPAIRS AND OBLIGATIONS. Landlord shall at its expense maintain only the roof, foundation and the structural soundness of the exterior walls of the building in goof repair, reasonable wear and tear excepted. Tenant shall repair and pay for any damage caused by the negligence of Tenant, or tenant's employees, agents or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors, store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall promptly commence to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

         6. TENANT'S REPAIRS AND OBLIGATIONS.

         A. Tenant shall, at its own cost and expense, keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of the lease) in good condition, promptly making all repairs, repainting and replacements, including, but not limited to, windows, glass and plate glass, doors, any office entries, interior walls and finish work, floors and floor covering, downspouts, gutters, heating and air conditioning systems, dock levelers, truck doors, dock bumpers, plumbing work and fixtures, termites and pest extermination inside the building, regular removal of trash and debris. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to subparagraph 12A below, except that Tenant shall be obligated to repair all wind damage to glass except with respect to tornado or hurricane damage.

         B. The cost of maintenance and repair of any common party walls (any wall, divider, partition or any other structure separating the Premises from any adjacent Premises) shall be shared equally by the Tenant and the tenant or



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tenants occupying the adjacent Premises, unless damage is attributable to the actions of a specific tenant in which case the responsible tenant shall bear all costs of repair. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury caused to any demising wall caused by Tenant or its employees, agent or invitees.

         C. In the event the Premises constitute a portion of a multiple occupancy building, Tenant and its employees, customers and licensees shall have the exclusive right to use the parking areas, if any, as may be designated by Landlord in writing, subject to such reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other tenants. Landlord shall not be responsible for enforcing Tenant's exclusive parking rights against any third parties.

         D. Landlord shall maintain the grounds, regularly performing the mowing of any grass, trimming, weed removal, general landscape maintenance, common sewage line plumbing, common exterior lighting (if applicable), common dumpster removal (if applicable) and other exterior maintenance obligations of the building, including, but not limited to, painting, the maintenance, repair and replacement of the parking areas, driveways, alleys and maintenance of the whole or the Premises in a clean and sanity condition, and may provide all or any part of Tenant's repairs and obligations under subparagraph 6A above, and Tenant shall pay monthly as additional rent due under subparagraph 2A for its proportionate share of the cost and expense, including reasonable overhead (which may include commercially reasonable management fees, and pro-rata costs of property management and maintenance personnel salaries and related supplies and postage) and reserves only for items described in this paragraph 6; provided, however, that Landlord shall have the right to require Tenant to pay such other reasonable proportions of said repairs and obligations as may be determined by Landlord and further provided that if Tenant or any other particular tenant of the building can be clearly identified as being responsible for obstructions or stoppage of the common sanity sewage line, then tenant, if Tenant is responsible, shall pay the entire cost thereof, upon demand, as additional rent. If, for any calendar year during which the Lease is in effect, Tenant's total monthly payments made pursuant to this subparagraph are less than tenant's actual proportionate share of such repair obligations, Tenant shall pay to Landlord upon demand the payment shortage. If the total monthly payments are more than Tenant's actual proportionate share of such repairs and obligations, Landlord shall retain such excess and credit it to Tenant's next accruing monthly payment for such repairs and obligations.

         E. If applicable and if the Premises constitute a portion of a multiple occupancy building, Landlord shall have the right to coordinate any repairs and other maintenance of any rail tracks serving the building and if tenant uses such rail tracks, Tenant shall reimburse Landlord from time to time upon demand, as additional rent, for a share of the costs of such repairs and maintenance and any other sums specified in any agreement to which Landlord is a party respecting such tracks, such share to be a fraction, the numerator of which is the space contained in the Premises, and the denominator of which is the entire space occupied by rail users in the building.

         F. Tenant shall, at its own cost and expense, enter into a quarterly schedule preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The maintenance contractor and the contract must be approved by Landlord. Landlord may, at its option, enter into such maintenance agreement, and Tenant will pay to Landlord, as additional rent, for the cost of such contract. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to the Landlord) within thirty (30) days of the date Tenant takes possession of the Premises.

         7. ALTERATIONS. Tenants shall not make any alternations, additions or improvements to the Premises (including, but not limited to, roof and wall penetrations) without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In the event Landlord consents to the making of any such alternations, additions or improvements by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with all applicable laws, ordinances and regulations, and all requirements of Landlord's and Tenant's insurance policies and only in accordance with plans and specifications approved by Landlord; and any contractor or person selected by Tenant to make the same, and all subcontractors must first be approved in writing by Landlord. Tenant may, without the consent of Landlord, but at its own cost and expense and in good workmanlike manner erect such shelves, bins, machinery and



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trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this lease and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the Premises to their original condition by the date of termination of this lease or upon earlier vacating of the Premises; provided, however, that if Landlord so elects prior to termination of this lease or upon earlier vacating of the Premises, such alterations, additions, improvements and partitions shall become the property of Landlord as of the date of termination of this lease or upon earlier vacating of the Premises and shall be delivered up to the Landlord with the Premises. Notwithstanding the foregoing sentence, all shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this lease if Tenant so elects, and shall be removed by the date of termination of this lease or upon earlier vacating of the Premises if required by Landlord. Upon any such removal Tenant shall restore the Premises to their original condition. All such removals and restorations shall be accomplished in good workmanlike manner so as not to damage the primary structure of structural qualities of the building and other improvements situated on the Premises.

         8. SIGNS. Tenant agrees to conform to Landlord's signage program for the building; however, all costs and expenses for the sign, sign installation, removal and repair shall be paid by Tenant. Tenant shall have the right to install standard signs upon the Premises only where first approved in writing by Landlord and subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all signs prior to the termination of this lease. Such installations and removals shall be made in such a manner as to avoid injury or defacement of the building and other improvements, and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by installation and/or removal.

         9. INSPECTION AND RIGHT OF ENTRY. Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any time in the event of an emergency and to enter and inspect the premises at any reasonable time during business hours with reasonable prior notification, for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this lease. During the period that is six (6) months prior to the end of the term hereof, (unless Tenant has exercised its renewal option as described under Additional Provision #29) Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Promises, except that Landlord agrees not to show the facilities to any competitor of Tenant, as determined by the Tenant, without its consent, and shall have the right to erect on the Promises a suitable sign indicating the Premises are available. Tenant shall give notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

         10. UTILITIES. Landlord agrees to provide at its cost water, electricity and gas (when applicable) service connections into the Premises in accordance with the specifications, if any, attached hereto; but Tenant shall pay for all water, gas, heat, light power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and any maintenance charges for utilities, and shall furnish all electric light bulbs and tubes. If any such services am not separately metered to Tenant, Tenant shall pay a reasonable proportion as determined by Landlord of all charges jointly metered with other Premises, provided however, Landlord shall have the right to require Tenant to pay such other reasonable proportion of said jointly metered charges as may be determined by Landlord in its sole discretion. Landlord shall in no event be liable for any interruption or failure of utility services on the Promises.

         11. ASSIGNMENT AND SUBLETTING.

         A. Tenant, shall not sell, assign, encumber or otherwise transfer by operation of law or otherwise, this lease or any interest herein, sublet the Premises or any portion thereof, or suffer any other person to occupy or the use



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of the Premises or any portion thereof, without the prior written consent of
Landlord, as provided herein, nor shall Tenant permit any lien to be placed on the Tenant's interest by operation of law. Tenant shall, by written notice, advise Landlord of its desire from and after a stated date (which shall not be less than thirty (30) days nor more than ninety (90) days after the date of Tenant's notice) to sublet the Premises or any portion thereof for any part of the term thereof. Said notice by Tenant shall state the name and address of the proposed subtenant and Tenant shall deliver to Landlord a true and complete copy of the proposed sublease with said notices. Landlord, upon receiving said notice by Tenant, with respect to any of the Premises, my reasonably withhold its consent to Tenant's subletting the Premises specified in said notice. Tenant shall, at Tenant's sole cost and expense, discharge in full any outstanding commission obligation which may be due and owing as at result of any proposed assignment or subletting.

         B. Any subletting hereunder by Tenant shall not result in Tenant being released or discharged from any liability under this lease. As a condition to Landlords prior written consent as provided for in subparagraph 11A above, the subtenant or subtenants shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this lease, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each sublease and an agreement of said compliance by each Sublessee.

         C. Landlord's consent to any sale, assignment, encumbrance, subletting, occupation, lien or other transfer shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be, a consent to any subsequent occurrence. Any sale, assignment, encumbrance, subletting, occupation, lien or other transfer of this lease which does not comply with the provision of this paragraph 11 shall be null and void.

         12. FIRE AND CASUALTY DAMAGE.

         A. Landlord agrees to maintain insurance covering the building of which the Premises are a part in an amount not less than one hundred percent (100%) of the replacement cost thereof, insuring against the perils of Fire, Lightning, Wind Extended Coverage, Vandalism and Malicious Mischief, extended by Special Extended Coverage Endorsement to insure against all other Risks of Direct Physical Loss, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms proscribed by the insurance regulatory authority for the state in which the Premises are situated for use by insurance companies admitted in such state for the writing of such insurance an risks located within such state. Subject to the provisions of subparagraphs 12C, 12D and 12E below, such insurance shall be for the sole benefit of Landlord and under its sole control. Landlord's cost of maintaining such insurance shall be paid by Tenant as additional rental, (or in the event the Promises constitute a portion of a multiple occupancy building. Tenant shall pay its full proportionate share of such cost). Said payment shall be made to Landlord within thirty (30) days after presentation to Tenant of Landlord's statement setting forth the amount due. Any payment to be made pursuant to this subparagraph 12A with respect to the year in which this lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full year as the part of such year covered by the term of this lease bears to a full year.

         B. If any increase in the fire and extended coverage insurance premiums paid by Landlord or other Tenants for the building in which Tenant occupies space is caused by Tenants use and occupancy of the Premises, or if Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay as additional rental the amount of such increase to Landlord.

         C. If the buildings situated upon the Promises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

         D. If the buildings situated upon the Premises should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged thereby that rebuilding or repairs cannot in Landlord's estimation be completed within one hundred twenty (120) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective upon the date of the occurrence of such damage.



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         E. If the buildings situated upon the Premises should be damaged by any peril covered by the insurance to be provided by Landlord under subparagraph 12A above, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within one hundred twenty (120) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such buildings to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been pieced in, oil or about the Premises by Tenant and except that Landlord may elect not to rebuild if such damage occurs during the last year of the term or the lease exclusive of tiny option which is unexercised at the time of such damage. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair or reasonable under till of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this lease by delivering written notice of termination of Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

         F. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this lease by delivering written notice of termination to Tenant within thirty (30) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

         G. Each of Landlord and Tenant hereby releases the other from any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releaser's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releaser to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of the Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra, cost shall be charged therefore, each party shall advise the other thereof and of the amount of the extra cost and the other party, at its election, may pay the same, but it shall not be obligated to do so.

         13. LIABILITY. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant its agents, servants or employees, or of any other person entering upon the Premises, or caused by the buildings and improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including without limitation the trustee and beneficiaries if Landlord is a trust), Landlord's agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, arising out of or relating to any such damage or injury; except injury to persons or damage to property the sole cause of which is the negligence of Landlord or the failure of Landlord to repair any part of the Premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs. Tenant shall procure and maintain throughout the term of this lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Premises, (ii) the condition of the Premises; (iii) Tenant's operations in and maintenance and use of the Premises, and (iv) Tenant's liability assumed under this lease, the limits of such policy or policies to be in the amount of not less than $1,000,000 combined single limit for bodily injury and property damage, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies or certificates of such policies, together with receipt evidencing payment of premiums therefor, shall be delivered to Landlord prior to the commencement data of this lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to landlord before such policy may be canceled or changed to reduce insurance provided thereby.

         14. CONDEMNATION.

         A. If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and, in the reasonable opinion of the Tenant or Landlord, the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective when the physical taking of said Premises shall occur.

         B. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this lease is not terminated as provided in subparagraph 14A above, this lease shall not terminate but the rent payable hereunder during the unexpired portion of this lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

         C. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Premises, buildings or other improvements, or any part thereof, shall be the property of Landlord and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business, relocation expenses, or for the taking of Tenant's fixtures and improvements if a separate award for such items is made to Tenant.

         15. HOLDING OVER. Tenant will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this lease, unless the parties hereto otherwise agree in writing on the terms or such holding over, the bold over tenancy shall be subject to termination by Landlord at any time upon not less than five (5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to one and one half (1 1/2) therein effect on the termination date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this lease except as otherwise expressly provided, The preceding provisions of this paragraph 15 shall not be construed as consent for Tenant to hold over.

         16. QUIET ENJOYMENT. Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. In the event this lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of their prior leases. Landlord represents and warrants that it has full right and authority to enter into this lease and that Tenant upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this lease.

         17. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this lease:

         A. Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment of reimbursement to Landlord required herein when due, and such failure shall continue for a period of live (5) business days from the date of receipt of written notice that such payment was due, or

         B. Tenant shall vacate all or a substantial portion of the Premises or fail to continuously operate its business at the Premises for greater than thirty (30) days for the permitted use set forth in paragraph 3 whether or not Tenant is in default of the rental payments due under this lease, or

         C. Tenant shall fail to discharge any lien placed upon the Premises in violation of paragraph 22 hereof within thirty (30) days after any such lien or encumbrance is filed against the Premises, or

         D. Tenant shall fail to comply with any term, provision or covenant of this lease (other than the foregoing in this paragraph 17), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

         18. REMEDIES.

         A. Upon each occurrence of any event of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand;

         (1)      Terminate this lease; and/or
         (2) Enter upon and take possession of the Premises with or without terminating this lease; and/or
         (3) Alter all locks and other security devices at the Promises with or without terminating this lease, and pursue, at Landlord's option, one or more remedies pursuant to this lease, and in any such event Tenant immediately shall surrender its Premises to Landlord, and if Tenant fails to do so, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Premises or any part thereof through consent or judicial proceeding.

         B. In the event Tenant fails to pay any installment of rent hereunder as and when such installment is due, to help defray the additional cost to Landlord for processing such late payments. Tenant shall pay to Landlord on demand a late charge in an amount equal to five (5%) percent of such installment: and the failure to pay such amount within ten (10) days after demand therefor shall be an event or default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

         C. Exercise by Landlord of any one or more remedies hereunder granted or otherwise shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be affected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of default to the aforesaid exercise of dominion over Tenant's property within the Premises. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings and Landlord shall not be liable for trespass or otherwise.

         D. In the event Landlord elects to terminate the lease by reason of an event of default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of all rental and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the net present value of the total rental hereunder for the remaining portion of the lease term (had such term not been terminated by Landlord prior to the date of expiration stated in paragraph 1) plus any expenses incurred in reletting the Premises, diminished by the proceeds obtained by such reletting of the Premises.

         E. In the event that Landlord elects to repossess the Premises without terminating the lease, or in the event Landlord elects to terminate the lease, then Tenant, at Landlord's option, shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the lease term until the date of expiration of the term as stated in paragraph 1 diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in subparagraph 18F below). In no event shall Tenant be entitled to any excess of any rental obtained by letting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord under this Subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the lease term.

         F. In case of any event of default or breach by Tenant, or threatened or anticipatory breach of default, Tenant shall also be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, in addition to any sum provided to be paid above, broker's fees incurred by Landlord in connection with reletting the whole or any part of the Premises, the costs of removing and storing Tenant's or the occupant's property; the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and ail reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies including reasonable attorney's fees.

         G. In the event of termination or repossession of the Premises for an event of default, Landlord shall have an obligation to relet or to attempt to relet the Premises, or any portion thereof, and to collect rental after reletting. In the event of reletting, Landlord may relet the whole or any portion of the Premises for any period to any tenant and for any use and purpose.

         H. If Tenant should fail to make any Payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to pay Landlord upon demand, all costs, expenses and disbursements (including reasonable attorney's fees) incurred by Landlord in taking such remedial action.

         I. In the event that Landlord shall have taken possession of the Premises pursuant to the authority herein granted, then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord shall also have the right to remove from the Premises (through obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and to place, same in storage at any Premises within the County in which the Premises is located and such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument's copy of Tenant's or Tenant's predecessors signature(s) thereon and without the necessity of Landlord making any investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act, and Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. The right of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity, and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

         20. MORTGAGES.

         A. Tenant accepts this lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at tiny time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon, provided however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this lease superior to tiny Such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this lease shall be deemed superior to such lien, whether this lease was executed before or after said mortgage or deed of trust.

Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this lease to the lien of any such mortgage. All mortgages or deeds of trust referred to in this subparagraph 20A refer to first mortgages or deeds of trust only.

         B. Tenant agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor entitled to the property, for accountability for any security deposit required by the Landlord hereunder, unless said sums have been received by said mortgagee as security for Tenant's performance of this lease.

         21. LANDLORD'S DEFAULT. In the event Landlord should become in default in any payments due on any such mortgage described in Paragraph 20 hereof or in the payment of taxes or any other items which might become a lien upon the Premises and which Tenant is not obligated to pay under the terms and provisions of this lease, Tenant is authorized mind empowered after giving Landlord five
(5) days prior written notice of such default and Landlord's failure to cure such default, to pay any such items for and on behalf of Landlord, and the amount of any item so paid by Tenant for or on behalf of Landlord, together with any interest or penalty required to be paid in connection therewith, shall be payable on demand by Landlord to Tenant; provided however, that Tenant shall not be authorized and empowered to make any payment under the terms of this Paragraph 20 unless the item paid shall be superior to Tenant's interest hereunder. In the event Tenant pays any mortgage debt in full, in accordance with this paragraph, it shall, at its election, be entitled to the mortgage security by assignment or subrogation.

         22. MECHANICS LIEN AND OTHER TAXES. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interests of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms, of this lease. Tenant agrees to give Landlord immediate written notice if any lien or encumbrance is placed on the Premises,

         23. NOTICES. Each provision of this Instrument or of any applicable governmental laws, ordinances , regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making or any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

         A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered In accordance herewith. Tenant's obligations to pay rent and any other amounts to Landlord under the terms of this lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

         B. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

         C. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not three
(3) business days after being deposited in the United States mail, postage prepaid, Certified or Registered Mail, one (1) day after being deposited with a reputable overnight courier and on the same day when physically delivered and addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

LANDLORD:                                  TENANT:
---------                                  -------
CK Deep River, LLC                         RF Micro Devices, Inc.
c/o Childress Klein Properties             7625 Thorndike Road
301 South College Street, Suite 2800       Greensboro, North Carolina 27409-9421
Charlotte, North Carolina 28202-6021       Attention:

If and when included within the term "Landlord", as used in this Instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shalt be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

         24. HAZARDOUS MATERIALS

         A. For purposes of this section, "Hazardous Materials" shall include all solid, liquid or gaseous materials defined or regulated as wastes under any federal statute or regulation or any state or local law, regulation or ordinance and shall further include all other substances defined or regulated as pollutants or as hazardous, toxic, infectious, or radioactive substances under any federal statute or regulation or any state or local law, regulation or ordinance, all as amended from time to time.

         B. Tenant shall not cause or permit any Hazardous Materials to be used, generated, stored or disposed of on, under or about, or transported to or from the Premises (collectively, "Hazardous Materials Activities") except in compliance with all applicable federal, state, and local laws, regulations, ordinances and orders governing such Hazardous Materials or Hazardous Materials Activities, which compliance shall be at Tenant's sole cost and expense. Additionally, Tenant shall not cause or permit any Hazardous Materials to be disposed of on, under or about the Premises without the express prior written consent of the Landlord, which may be withheld for any reason and may be revoked at any time.

         C. Landlord shall not be liable to Tenant or to any other party for any Hazardous Materials Activities conducted or permitted on, under or about the Premises by Tenant or by Tenant's employees, agents, contractors, licensees or invitees, and Tenant shall indemnify, defend and hold Landlord harmless from any claims, damages, fines, penalties, losses, judgments, costs and liabilities arising out of or related to any Hazardous Materials Activities conducted or permitted on, under or about the Premises by Tenant or by Tenant's employees, agents, contractors. Licensees or invitees, regardless of whether Landlord shall have consented to, approved of, participated in or had notice of such Hazardous Materials Activities. The provisions of this paragraph shall survive the expiration or termination of this lease.

         D. At the expiration or earlier termination of this lease, Tenant shall remove from the Premises, at Tenant's sole expense, all Hazardous Materials located, stored and disposed of on, under or about the Premises, Tenant shall close, remove or otherwise render safe any buildings, tanks, containers or other facilities related to the Hazardous Materials Activities conducted or permitted on the Premises in the manner required by all applicable laws, regulations, ordinances or orders.

         E. Landlord represents it has no actual knowledge of the existence of any Hazardous Materials on or about the Premises and that it has not stored or disposed of any Hazardous Material on or about the Premises.

         25. INSOLVENCY OR BANKRUPTCY. The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, shall at Landlord's option constitute a breach of this Lease by Tenant. Upon the happening of any such event or at any time thereafter, this Lease shall terminate thirty (30) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

         26. LANDLORD'S LIABILITY. Any liability of Landlord hereunder shall be enforceable only out of the Building or Property and in no event out of the separate assets of any constituent partner of Landlord. No holder or beneficiary of any mortgage or deed of trust on any part of the Property shall have any liability to Tenant hereunder for any default of Landlord.

         27. MISCELLANEOUS.

         A. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         B. In the event the Premises constitutes a portion of a multiple occupancy building or building complex, Tenant's "proportionate share", as used in this lease, shall mean a fraction, the numerator of which is the space contained in the Premises and the denominator of which is the entire space contained in the building or building complex.

         C. The terms, provisions and covenants and conditions contained in this lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this lease.

         D. The captions inserted in this lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this lease, or any provision hereof, or in any way effect the interpretation of this lease.

         E. Tenant agrees from time to time within ten (10) business days after request of Landlord, to deliver to Landlord, or Landlord's designee a certificate of occupancy (if applicable) and an estoppel certificate stating that this lease is in full force and effect, the date to which rent has been paid, the unexpired term of this lease and such other matters pertaining to this lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this lease.

         F. This lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

         G. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord using cost effective contractors as necessary to put the Premises, including without limitation all heating and air conditioning systems and equipment therein, in good condition and repair, reasonable wear and tear accepted Tenant shall also, prior to vacating the Promises, pay to Landlord the amount, as estimated by landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this subparagraph 27G.

         H. If any clause or provision of this lease is illegal, invalid or unenforceable under present or future laws effective during the term of this lease, then and in that event it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the intention of the parties to this lease that in lieu of each clause or provision of this lease that is illegal, invalid or unenforceable, there be added as a part of this lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         I. Because the Premises are on the open market and are presently being shown, this lease shall be treated its an offer with the Premises being subject to prior lease and such offers subject to withdrawal or non-acceptance by Landlord or to other use of the Premises without notice, and this lease shall not be valid or binding unless and until accepted by Landlord in writing and a folly executed copy delivered to both parties hereto.

         J. All references in this lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this lease.

         K. Time is of the essence of this lease and all of its provisions. This lease in all respects shall be governed by the laws of the State of North Carolina.

         L. Tenant shall not be permitted to install drapes, curtains, blinds or any window treatment without Landlord's prior written approval.

         M. The duties and obligations of Tenant herein shall be binding upon all or any of them. The duties and obligations of Tenant shall run and extend not only to the benefit of the Landlord, as named herein, but to the following, at the option of the following or any of them: (i) any person by, through or under which Landlord derives the right to lease the Premises, (ii) the owner of the Premises; and (iii) holders of mortgage or rent assignment interests in the Premises, as their respective interests may appear; provided, however, nothing contained herein shall be construed to obligate Tenant to pay rent to any person other than the Landlord until such time as Tenant has been given written notice of either an exercise of a rent assignment or the succession of some other party to the interests of Landlord.

         28. ADDITIONAL PROVISIONS. See Additional Provisions, Paragraphs 29 through 30, attached hereto and made a part hereof as if fully incorporated herein and when in conflict with the printed portion of this lease, said Additional Provisions shall prevail.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease under seal.

         EXECUTED BY LANDLORD this 25th day of May, 1999.

                                   LANDLORD:

                                   CK DEEP RIVER, LLC, a North Carolina
                                   limited liability company

                                      By: Childress Klein Properties, Inc.,
                                          its Manager

ATTEST:

By: /s/ Andrea Scherbrennon           By: /s/ Landon R. Wyatt, III        [SEAL]
                                          --------------------------------
Its: Asst. Secretary                           Landon R. Wyatt, III
                                               Vice President

[CORPORATE SEAL]

         EXECUTED BY TENANT this 20th day of May, 1999.

                                  TENANT:

                                  RF MICRO DEVICES. INC., a ______________
                                  Corporation

ATTEST:

By: /s/ Powell T. Seymour         By: /s/ William A. Priddy, Jr.          [SEAL]
                                      ------------------------------------
Its: Corporate Secretary              Printed Name: William A. Priddy, Jr.
                                      Its: Vice President

[CORPORATE SEAL]

                              ADDITIONAL PROVISIONS

         29.      Renewal Options.

                  Provided that Tenant is not in default of any of the material terms, covenants and conditions hereof, and this Lease has not been assigned or the Premises (or a part thereof) sublet as provided except as provided in Section 11.D above, Tenant shall have the right and option to extend the original term of this Lease (the "Primary Term") for two further terms, the first such term being for one hundred twenty (120) months (the "First Renewal Term") and the other being for one hundred twenty (120) months (the "Second Renewal Term").

                  The rental rate increases during the First and Second Renewal Terms shall be determined by applying the Index. The Consumer Price Index (the "Index") is defined as the Consumer Price Index for all urban consumers for the Atlanta Metropolitan Area (All Items) as published by the United States Department of Labor Bureau of Labor Statistics. The percentage increase during any period of time shall be determined by subtracting the Index at the beginning of the period from the Index at the end of the period, and then dividing that difference by the Index at the beginning of the period. In the event that said index is discontinued or revised during the term of this Lease, such other reasonable governmental index or computation as determined by Landlord shall be deemed the basis for computation.

                  The extension of the First Renewal Term shall be on the same terms, covenants and conditions as provided for in the Primary Term except for this paragraph and except that the rental during the First Renewal Term shall be determined by increasing the base rental rate by the corresponding increase in the Index at the following times:


                             Increase Base Rent by Corresponding Increase in the
Beginning at Month                           Index During Months
------------------           ---------------------------------------------------
     181                                          121-180
     228                                          181-227
     264                                          228-263

                  Notwithstanding the foregoing, in no event shall the bas rent determined during the First Renewal Term be less than the base rent during any previous term.

                  Tenant shall deliver written notice to Landlord of Tenant's intent to exercise the renewal option for the First Renewal Term granted herein not less than one hundred eighty (180) days prior to the expiration of the original term of this Lease. In the event Tenant fails to deliver such written notice within the time period set forth above, then Tenant's right to extend the term hereof shall expire and be of no further force and effect and shall become null and void.

                  In the event that Tenant exercises its option for the First Renewal Term as provided herein and provided that Tenant is not in default of any of the material terms, covenants and conditions hereof, and this Lease has not been assigned or the Premises (or a part thereof) sublet, then Tenant shall have the right and option to extend the term of this Lease for an additional term of one hundred twenty (120) months.

                  The extension of the Second Renewal Term shall be on the same terms, covenants and conditions as provided for in the First Renewal Term except for this paragraph and except that the rental during the

                  Second Renewal Term shall be determined by increasing the base rental rate by the corresponding increase in the Index at the following times:



                             Increase Base Rent by Corresponding Increase in the
Beginning at Month                          Index During Months
------------------           ---------------------------------------------------
     301                                          264-300
     349                                          301-348
     385                                          349-384


                  Notwithstanding the foregoing, in no event shall the base rent determined during the Second Renewal Term be less than the base rent during any previous term.

                  Tenant shall deliver written notice to Land lord of Tenant's intent to exercise the renewal option granted herein on the later of (i) not less than one hundred eighty (180) days prior to the expiration of the First Renewal Term of this Lease. In the event Tenant fails to deliver such written notice within the time period set forth above then Tenant's right to extend the term hereof shall expire and be of no further force and effect and shall become null and void.

         30.      Right of First Refusal on Adjacent Space

                  Provided Tenant is not then in material default hereunder beyond applicable cure period, Tenant shall have a right of first refusal with respect to the approximately 25,600 square foot space adjacent to the Premises (the "Adjacent Space") which becomes vacant during the term of this lease (including any renewal term). Landlord shall inform Tenant when such Adjacent Space becomes available. Landlord shall give Tenant notice (which can be by facsimile) of such availability. Upon receipt of such notice. Tenant shall have ten (10) business days in which to notify Landlord (which can be by facsimile) whether Tenant desires to lease such space. If Tenant timely notifies Landlord that Tenant desires to lease such space. Landlord and Tenant shall execute an amendment to the Lease under which Tenant shall lease such space in its entirety. Upon execution of such addendum, such space shall be deemed part of the Premises for purposes of this lease, the Premises shall be defined as containing one hundred two thousand four hundred (102,400) square feet and the base rental shall be increased as follows during the initial term of the Lease.

                                        Monthly           Per Square Foot
                                        -------           ---------------
Months 1-48                             $7,400                $3.47
Months 49-60                            $7,640                $3.58
Months 61-120                           $7,870                $3.69
Months 121-180                          $8,790                $4.12



                  Should Tenant decline to exercise its option for such available space, then this provision shall expire and be of no further force and effect

                                   EXHIBIT "A"

         Approximately 76,800 square feet as outlined in red on Exhibit "C" attached hereto and made a part hereof, out of a larger warehouse building situated on a tract of ground, the legal description of which is:

The real property lying and being in Guilford County, North Carolina and described below (hereinafter referred to as the Land):

BEING all of Lots 4 and 5 of the PROPERTY OF PEGG HEIRS as shown on plat thereof recorded in Plat Book 122, page 149 of the Guilford County, North Carolina Public Registry,

TOGETHER WITH permanent and temporary easements as described in Deed recorded in Book 4490, page 1534.